UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

COLONY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Dividend Reinvestment Plan

On May 29, 2015, Colony Capital, Inc. (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”) a prospectus supplement to the base prospectus contained in the Company’s automatic shelf registration statement on Form S-3 filed with the SEC on April 2, 2015 (File No. 333-203202) relating to 2,000,000 shares of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”) that may be offered pursuant to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”). The Plan is designed to provide the Company’s existing stockholders and interested new investors with a method of purchasing the Company’s Common Stock and investing all or a percentage of their cash dividends in additional shares of Common Stock.

On May 29, 2015, Hogan Lovells US LLP delivered its legality opinion with respect to the shares of Common Stock to be issued pursuant to the Company’s Plan. A copy of the legality opinion is attached hereto as Exhibit 5.1. In addition, on May 29, 2015, Hogan Lovells US LLP delivered an opinion regarding certain tax matters in connection with the prospectus supplement related to the Plan. A copy of the tax opinion is attached hereto as Exhibit 8.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015	COLONY CAPITAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)